Exhibit 99.1

World Fuel Services Corporation to Host Third Quarter 2010 Earnings Conference Call

MIAMI--(BUSINESS WIRE)--October 15, 2010--World Fuel Services Corporation (NYSE:INT) invites you to participate in a conference call with its management team on Tuesday, November 2, 2010 at 5:00PM Eastern Time to discuss the Company’s third quarter results, which it plans to release after the close of the market on the same date.

The live conference call will be accessible by telephone at (866) 393-6927 (within the United States and Canada) or (706) 902-3876 (International). Audio replay of the call will be available through November 16, 2010. The replay numbers are: (800) 642-1687 (within the United States and Canada) and (706) 645-9291 (International). The call ID is 18627632.

The conference call will also be available via live webcast. The live webcast may be accessed by visiting the Company’s website at www.wfscorp.com and clicking on the webcast icon. An archive of the webcast will be available on the Company’s website two hours after the completion of the live call and will remain available until November 16, 2010.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global leader in the marketing and sale of marine, aviation and land fuel products, as well as related services. World Fuel Services sells fuel and delivers services to its clients at more than 6,000 locations in 200 countries, including airports, seaports, tanker truck loading terminals and other customer storage locations. With 44 strategically located global offices, World Fuel Services offers its clients a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President & Chief Financial Officer
or
Francis X. Shea, Executive Vice President & Chief Risk and Administrative Officer
305-428-8000